Exhibit 10.1

AMENDMENT NO. 2020-1

TO THE

GEMMA POWER SYSTEMS, LLC

DEFERRED COMPENSATION PLAN

The Gemma Power Systems, LLC Deferred Compensation Plan (the "Plan"), is hereby amended effective January 1, 2020 pursuant to Section 8.1 of the Plan, as follows:

I.

Section 2.6 of the Plan is deleted in its entirety and replaced with the following new Section 2.6:

2.6"Committee" shall mean an administrative committee appointed by the Board of Managers of the Employer.

II.

Section 2.11 of the Plan is deleted in its entirety and replaced with the following Section 2.11:

2.11"Eligible Employee" shall mean the employees of the Employer selected by the Board of Managers of the Employer from time to time to be eligible to participate in the Plan, provided that the individual must be a highly compensated or management employee of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

III.

If there shall be any inconsistency between the provisions of this Amendment No. 2020-1 and the provisions of this Plan, this Amendment No. 2020-1 shall control.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2020-1 to be executed by its duly authorized officer on this ____ day of ______________________, 2020, effective as hereinabove set forth.

GEMMA POWER SYSTEMS, LLC

By:______________________________

Title:______________________________